EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Mercury Waste Solutions, Inc.
St. Paul, MN


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated October 22, 1996, except for Note 10, as to which the date is December 5, 1996, relating to the financial statements of Mercury Waste Solutions, Inc. and its predecessor, U.S. Environmental, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                           McGladrey & Pullen, LLP

Minneapolis, MN
December 6, 1996